POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that the undersigned hereby constitutes and appoints each of William L. Warren, Daniel J. Connors, Jr. and Kathleen Guerere, as his true and lawful attorney-in-fact and agent, with full power of substitution and re-substitution, for him and in his name, place and stead, in any and all capacities (until revoked in writing) to:

(1) execute for and on behalf of the undersigned, in the undersigned's capacity as an officer and/or director of GeoEye, Forms 3, 4 and 5 (including amendments thereto) in accordance with Section 16(a) of the Securities Exchange Act of 1934 and the rules and regulations thereunder and a Form ID, Uniform Application for Access Codes to File on Edgar;

(2) do and perform any and all acts for and on behalf of the undersigned which may be necessary or desirable to complete and execute any such Forms 3, 4 or 5 or Form ID and timely file such forms including amendments thereto) and application with the United States Securities and Exchange Commission and any stock exchange or similar authority; and

(3) take any other action of any type whatsoever in connection with the foregoing which, in the opinion of such attorney-in-fact, may be of benefit to, in the best interest of, or legally required by, the undersigned, it being understood that the documents executed by such attorney-in-fact on behalf of the undersigned, pursuant to this Power of Attorney, shall be in such form and shall contain such terms and conditions as such attorney-in-fact may approve in such attorney-in-fact's discretion.

This power of attorney shall remain in effect until the undersigned is no longer required to file forms of report with respect to securities of GeoEye, Inc. under Section 16(a) of the Securities Exchange Act of 1934, as amended, unless earlier revoked by the undersigned in a signed writing delivered to the foregoing attorney-in-fact. Effective as of the date of this power of attorney, the undersigned hereby revokes any and all earlier-dated powers of attorney given by the undersigned with respect to reporting under said Section 16(a).

IN WITNESS WHEREOF, the undersigned has executed this power of attorney as of the date set forth below.

/s/ Roberta E. Lenczowski
Name:	Roberta E. Lenczowski	Date: 9 December 2010
Title: 	Director